Exhibit 10.7

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (this “Agreement”) is made and entered into as of the 13th day of March, 2009, by and among (i) Life Sciences Opportunities Fund II, L.P., a Delaware limited partnership (“Fund”) and Life Sciences Opportunities Fund (Institutional) II, L.P., a Delaware limited partnership (“Institutional” and together with Fund, the “Life Sciences Lenders”), (ii) Pinnacle Mountain Partners LLC, a New Hampshire limited liability company (“Pinnacle”), and (iii) IGI Laboratories, Inc., a Delaware corporation (“Borrower”).

WHEREAS, pursuant to the terms and provisions of a certain Securities Purchase Agreement, dated as of March 13, 2009 (as the same may be modified or amended from time to time, the “Life Sciences Purchase Agreement”), by and among the Life Sciences Lenders and Borrower, the Life Sciences Lenders purchased, among other things, Secured Convertible Promissory Notes issued by Borrower (together with all extensions, renewals, modifications and substitutions therefor or thereof, collectively, the “Notes”), in the aggregate original principal amount of $4,782,600.00 (the “Life Sciences Loans”); and

WHEREAS, pursuant to the terms and conditions of a certain Loan and Security Agreement, dated as of January 29, 2007, as amended by that certain First Amendment to Loan and Security Agreement, dated as of July 28, 2008, and as further amended by that certain Second Amendment to Loan and Security Agreement, dated as of January 26, 2009 (as the same may be modified or amended from time to time, the “Pinnacle Loan Agreement”), by and between Pinnacle and Borrower, Pinnacle has agreed to make loans and certain other financial accommodations available to the Company in the aggregate maximum principal amount of up to $500,000.00, as evidenced by the Second Amended and Restated Revolving Note, dated as of January 26, 2009 (the “Pinnacle Note”) and secured by, among other things, a first-priority lien on and security interest in certain of the assets of Borrower; and

WHEREAS, as a condition precedent to the Life Sciences Lenders making the Life Sciences Loans available to Borrower, Life Sciences requires that Borrower and Pinnacle enter into this Agreement with the Life Sciences Lenders to confirm the parties’ agreements and understandings with respect to the payment and collection of the Pinnacle Debt, and Pinnacle and Borrower have determined that it is in their best interest and to their financial benefit to do so.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Certain Definitions.

As used herein, the following terms shall have the following respective meanings:

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).

“Bankruptcy Proceeding” shall mean any voluntary or involuntary case by or against Borrower under the Bankruptcy Code, or other judicial proceeding for the dissolution, winding up, liquidation, arrangement or reorganization relating to Borrower, or an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of Borrower or otherwise, whether in any bankruptcy, insolvency, arrangement, reorganization or receivership proceedings.

“Collateral” means any asset of Borrower in which Pinnacle and any Life Sciences Lender has a Lien.

“Enforcement Action” shall mean any judicial, arbitral or other proceeding or any other enforcement action of any kind which does not constitute a Restricted Enforcement Action or Prohibited Action.

“Lien” shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, option, conditional sale or title retention contract, sale and leaseback transaction, financing statement filing, lessor’s or lessee’s interest under any lease, subordination of any claim or right, judgment, or any other type of lien, charge, encumbrance, preferential arrangement or other claim or right.

“Pinnacle Debt” shall mean any and all indebtedness, obligations and liabilities, of Borrower to Pinnacle, whether direct or indirect, absolute or contingent, secured or unsecured, now existing or hereafter created or arising, due or to become due, arising under the Pinnacle Debt Documents, together with any renewal or renewals thereof, extension or extensions thereof, or expansions or increases in principal amount thereof, including, without limitation, all present and future indebtedness, obligations and other liabilities of Borrower with respect thereto as debtors-in-possession under any bankruptcy act or code, state or federal law, common law or equitable doctrine and of any trustee, receiver or other party appointed for Borrower under any such laws, doctrine or proceedings, and all interest and other amounts accruing with respect thereto after the filing of any petition under any bankruptcy or similar laws, whether or not such amount is an allowable claim, and further including, without limitation, all rights and remedies of Pinnacle with respect to any collateral for the Pinnacle Debt, any guaranties for the Pinnacle Debt and all other rights and remedies of Pinnacle under the Pinnacle Debt Documents and otherwise with respect to the Pinnacle Debt.

“Pinnacle Default” shall mean the failure by Borrower to comply with the terms of the Pinnacle Debt Documents, which failure continues unremedied beyond the expiration of any applicable notice and/or cure period, including, without limitation, any default in payment of any Pinnacle Debt after acceleration thereof.

“Pinnacle Debt Documents” shall mean the Pinnacle Loan Agreement, the Pinnacle Note and each other document, instrument and/or agreement now existing or hereafter executed, issued and/or delivered in connection with the Pinnacle Loans, in each case as from time to time amended, modified or supplemented in accordance with the terms thereof.

“Prohibited Action” shall mean any judicial, arbitral or other proceeding or other enforcement action of any kind which (i) seeks to prohibit, restrict, limit or impair the commencement or pursuit by any Life Sciences Lender of any of its rights or remedies against any assets of Borrower securing Life Sciences Debt at any time, (ii) challenges the creation, validity, attachment, perfection, priority or enforceability of any security interest or Lien which the Life Sciences Lenders may now or hereafter have in, to or on any assets of Borrower, or (iii) challenges, or otherwise seeks recourse against a Life Sciences Lender based on any action or inaction by such Life Sciences Lender with respect to its rights to foreclose on, sell and/or otherwise dispose of any assets of Borrower.

“Restricted Enforcement Action” shall mean any involuntary Bankruptcy Proceeding, or any other judicial, arbitral or other proceeding or any other repossession, foreclosure or enforcement action of any kind (other than a Prohibited Action) against Borrower, any assets of Borrower, or any guarantor or pledgor of collateral, other than legal actions (including, without limitation, any suit or action against Borrower to collect principal, interest or other amounts owed to Pinnacle in respect of the Pinnacle Debt) necessary to obtain and maintain a judgment lien against such assets.  Without limiting the foregoing, it is expressly understood and agreed that any action to foreclose, repossess, collect or otherwise realize upon any judgment lien obtained against Borrower or any assets of Borrower (including, without limitation, any action to levy upon, sell, transfer or assign any asset of Borrower which may be encumbered by or otherwise subject to such judgment lien), other than any and all actions necessary to obtain and maintain such judgment lien, shall constitute a “Restricted Enforcement Action”.

“Life Sciences Debt” shall mean the indebtedness evidenced by the Notes and any and all other indebtedness, obligations and liabilities of Borrower to any Life Sciences Lender, whether direct or indirect, absolute or contingent, now existing or hereafter created or arising, due or to become due, whether or not arising under the Life Sciences Debt Documents, together with any renewal or renewals thereof, extension or extensions thereof, or expansions or increases in principal amount thereof, including, without limitation, all present and future indebtedness, obligations and other liabilities of Borrower with respect thereto as debtors-in-possession under any bankruptcy act or code, state or federal law, common law or equitable doctrine and of any trustee, receiver or other party appointed for Borrower under any such laws, doctrine or proceedings, and all interest and other amounts accruing with respect thereto after the filing of any petition under any bankruptcy or similar laws, whether or not such amount is an allowable claim, and further including, without limitation, any guaranties of the Life Sciences Debt and all other rights and remedies of the Life Sciences Lenders under the Life Sciences Debt Documents and otherwise with respect to the Life Sciences Debt.

“Life Sciences Debt Default” shall mean the failure by Borrower to comply with the terms of the Life Sciences Debt Documents, which failure continues unremedied beyond the expiration of any applicable notice and/or cure period, including, without limitation, any default in payment of any Life Sciences Debt after acceleration thereof.

“Life Sciences Debt Documents” shall mean the Notes and the Security Agreement by and among Borrower and the Life Sciences Lenders, dated as of the date hereof, and all other documents, instruments and agreements entered into in connection with the Life Sciences Debt, in each case as from time to time amended, modified or supplemented in accordance with the terms thereof.

All other capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Life Sciences Debt Documents as in effect on the date hereof.

2.

Priorities.

(a)

All Life Sciences Debt and all Pinnacle Debt shall be pari passu in right to the payment, priority, collection and enforcement thereof, except as otherwise set forth in this Agreement.

(b)

Notwithstanding (i) the date, time, method, manner or order of grant, or attachment of any Liens granted to any Life Sciences Lender or Pinnacle in respect of all or any portion of the Collateral; (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of any Life Sciences Lender or Pinnacle in any Collateral; (iii) any provision of the UCC, any other applicable law, any of the Pinnacle Debt Documents or the Life Sciences Debt Documents, each Life Sciences Lender and Pinnacle hereby agree that (A) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of Pinnacle that secures all or any portion of the Pinnacle Debt shall in all respects be pari passu to all Liens granted to the Life Sciences Lenders in such Collateral to secure all or any portion of the Life Sciences Debt and (B) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of the Life Sciences Lenders that secures all or any portion of the Life Sciences Debt shall in all respects be pari passu to all Liens granted to Pinnacle in such Collateral to secure all or any portion of the Pinnacle Debt.

(c)

In furtherance of the foregoing, all Collateral and all proceeds of Collateral received by any Life Sciences Lender or Pinnacle in connection with any Enforcement Action shall be applied ratably to repay the Pinnacle Debt and the Life Sciences Debt.

(d)

So long as any of the Life Sciences Debt shall remain unpaid, the Life Sciences Lenders may at all times, in their discretion, exercise any and all powers and rights, including without limitation the right to foreclose or otherwise realize upon any Collateral for the Life Sciences Debt in the event of a Life Sciences Debt Default, all without the necessity of obtaining any consent or approval of Pinnacle, nor shall any Life Sciences Lender have any liability to Pinnacle for any action taken or failure to take any action with respect to any Collateral.

3.

Restriction on Action by Pinnacle.

(a)

Pinnacle may, at any time, commence, continue or participate in any Enforcement Action against Borrower necessary to (i) obtain, preserve and/or protect any monetary judgment (or other judicial remedy not constituting a Prohibited Action) against Borrower and/or any judgment lien against Borrower’s assets securing repayment thereof or (ii) protect their interests in any Bankruptcy Proceeding to preserve their position therein.  Notwithstanding the foregoing, so long as all or any part of the Life Sciences Debt shall remain unpaid or outstanding, Pinnacle shall not commence, continue or participate in any Prohibited Action or, except as expressly permitted pursuant to this Agreement, any Restricted Enforcement Action.  Pinnacle shall not be permitted to commence a Restricted Enforcement Action except upon the earliest to occur of: (A) the date on which the Life Sciences Debt shall have been accelerated and declared immediately due and payable in full, (B) subject to any applicable bankruptcy rules or regulations (i.e., a stay on enforcement which may be in effect as a result of a Bankruptcy Proceeding), (1) the date on which Borrower shall become the subject of any Bankruptcy Proceeding (other than an involuntary Bankruptcy Proceeding), or (2) the date which is sixty (60) days after the commencement of any involuntary Bankruptcy Proceeding commenced by any person or entity (other than Pinnacle) against Borrower (or any of them) which has not been dismissed on or before such date, or (C) sixty (60) days after Pinnacle notifies each Life Sciences Lender that a payment due under the Pinnacle Note has not been made.

(b)

Notwithstanding the expiration of the applicable standstill period set forth in clause (a) above, Pinnacle shall not interfere with any Enforcement Action in which a Life Sciences Lender is engaged; provided, however, that the commencement, continuation or participation in any Restricted Enforcement Action will not de facto constitute interference with any such Enforcement Action in which a Life Sciences Lender is engaged.

(c)

Pinnacle may not, without the prior written consent of the Life Sciences Lenders, amend, modify or supplement or agree to any amendment, modification or supplement of, or to, any of the Pinnacle Debt Documents.

4.

Bankruptcy; Voting.  This Agreement shall remain in full force and effect and enforceable pursuant to its terms in accordance with Section 510(a) of the Bankruptcy Code, and all references herein to Borrower shall be deemed to apply to such entity as debtor in possession and to any trustee in bankruptcy for the estate of such entity in a Bankruptcy Proceeding.

5.

Unauthorized Payments.  In the event that any payment or distribution upon or with respect to the Pinnacle Debt or Life Sciences Debt is received by Pinnacle or a Life Sciences Lender, as applicable, contrary to the terms and provisions set forth in this Agreement, including, without limitation, the provisions of Section 2(a) of this Agreement, such payment or distribution shall be received in trust for the benefit of the Life Sciences Lenders or Pinnacle, as applicable, shall be segregated from other funds and property held by Pinnacle or the Life Sciences Lenders, as applicable, and shall be forthwith remitted to Pinnacle or the Life Sciences Lenders, as applicable, in the same form as so received (with any necessary endorsement) and if such payment or distribution is received at a point in time when the Pinnacle Debt or the Life Sciences Debt, as applicable, has been paid in full, it shall be received in trust for the benefit of Borrower, shall be segregated from funds and other property held by Pinnacle or the Life Sciences Lenders, and shall be forthwith returned to Borrower, in the same form as so received (with any necessary endorsement).

6.

Obligations of the Borrower Unconditional.  Nothing contained in this Agreement is intended to or shall impair, as between Borrower and its creditors other than the Life Sciences Lenders, the obligations of Borrower to Pinnacle, which are absolute and unconditional, to pay the Pinnacle Debt as and when it shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of Pinnacle and creditors of Borrower other than the Life Sciences Lenders.  Except as otherwise expressly provided in this Agreement, Pinnacle may exercise all remedies otherwise permitted by applicable law upon the happening of a default under the Pinnacle Debt Documents.

7.

Representations and Warranties.

(a)

Pinnacle hereby represents and warrants that: (i) as of the date hereof there is no other indebtedness, obligation or liability of any kind of Borrower owing to Pinnacle, other than the Pinnacle Debt evidenced by the Pinnacle Note, the Pinnacle Loan Agreement and the Pinnacle Debt Documents executed in connection therewith, (ii) except as provided in the Pinnacle Debt Documents, no security or collateral of any kind has been taken by Pinnacle to secure any of the Pinnacle Debt, whether from Borrower or otherwise, and, except as provided in the Pinnacle Debt Documents, there are no Liens on or with respect to any of Borrower’s assets to secure any part of the Pinnacle Debt; (iii) Pinnacle has not relied and will not rely on any representation or information of any nature made by or received from the Life Sciences Lenders relative to Borrower in deciding to execute this Agreement or to permit it to continue in effect; (iv) it is the lawful owner of all Pinnacle Debt; (v) it has not heretofore assigned or transferred any of the Pinnacle Debt, any interest therein or any other rights pertaining thereto; (vi) the execution, delivery and performance of this Agreement are within its organizational powers, have been duly authorized and are not in contravention of law or of the terms of its articles of incorporation, bylaws, partnership agreement or other organizational documents, or of any law, order, judgment, decree, contract or undertaking to which it is a party or by which its properties is bound or affected; (vii) it has reviewed and approved all transactions contemplated by the Life Sciences Debt Documents; and (viii) this Agreement constitutes the legal, valid and binding obligation of Pinnacle, enforceable against it in accordance with its terms.

(b)

Each Life Sciences Lender represents and warrants that: (i) as of the date hereof, there is no other indebtedness, obligation or liability of any kind of Borrower owing to any Life Sciences Lender, other than the Life Sciences Debt; (ii) it has not relied and will not rely on any representation or information of any nature made by or received from Pinnacle relative to Borrower (except as expressly set forth herein) in deciding to execute this Agreement or to permit it to continue in effect; (iii) the Life Sciences Lenders are the lawful owners of the Life Sciences Debt; (iv) it has not heretofore assigned or transferred any of the Life Sciences Debt, any interest therein or any other rights pertaining thereto; (v) the execution, delivery and performance of this Agreement are within its organizational powers, have been duly authorized and are not in contravention of law or of the terms of its organizational documents, or of any law, order, judgment, decree, contract or undertaking to which it is a party or by which it or any of its properties is bound or affected; and (vi) this Agreement constitutes the legal, valid and binding obligation of such Life Sciences Lender, enforceable against it in accordance with its terms.

(c)

Borrower represents and warrants that: (i) the Pinnacle Debt is evidenced by the Pinnacle Note and the Pinnacle Loan Agreement (true, correct and complete copies of which have been previously provided to the Life Sciences Lenders and their counsel), and there are no other documents, agreements or instruments evidencing, securing or relating in any way to the Pinnacle Debt (other than the Pinnacle Debt Documents executed in connection with the Pinnacle Note and the Pinnacle Loan Agreement, true, correct and complete copies of which have been previously provided to the Life Sciences Lenders and their counsel); (ii) as of the date hereof, there is no indebtedness, obligation or liability of any kind of Borrower owing to Pinnacle (other than the Pinnacle Debt evidenced by the Pinnacle Notes and the Pinnacle Loan Agreement) or to the Life Sciences Lenders (other than the Life Sciences Debt); (iii) except as provided in the Pinnacle Debt Documents, no security or collateral of any kind has been taken by Pinnacle to secure any of the Pinnacle Debt, whether from Borrower or otherwise, and there are no Liens on or with respect to Borrower’s assets to secure any part of the Pinnacle Debt; (iv) no part of the Pinnacle Debt or the Life Sciences Debt is subject to any defense, offset or counterclaim; (v) the execution, delivery and performance of this Agreement are within its organizational powers, have been duly authorized and are not in contravention of law or of the terms of its articles of incorporation, bylaws, partnership agreement or other organizational documents, or of any law, order, judgment, decree, contract or undertaking to which it is a party or by which it or any of its properties is bound or affected; and (vi) this Agreement constitutes the legal, valid and binding obligation of Borrower, enforceable against each of them in accordance with its terms.

8.

Covenants.  Until all of the Life Sciences Debt has been paid and satisfied in full, unless otherwise consented to by the Life Sciences Lenders in writing, in the event that Pinnacle or the Life Sciences Lenders (as the case may be) issue a notice of default to Borrower or otherwise declare a default under the Pinnacle Debt or the Life Sciences Debt (as applicable), Borrower shall give Pinnacle or the Life Sciences Lenders (as applicable) prompt written notice thereof, specifying the nature of such default and the plans (if any) to remedy or seek a waiver thereof.

9.

Continuing Nature.  This Agreement shall constitute a continuing agreement which shall remain in effect until the earlier of (i) the payment and satisfaction in full of the Life Sciences Debt or (ii) the conversion of the Notes in accordance with their terms, whereupon this Agreement shall terminate.

10.

Further Documents.  Each of the parties hereto shall execute and deliver to the other parties hereto such further documents, agreements and instruments and shall take such further action as may, at any time or times, be reasonably necessary in order to carry out the provisions and intent of this Agreement.

11.

Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 11 prior to 5:30 p.m. (New York City time) on a business day; (b) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified herein later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date; (c) the business day following the date of mailing, if sent by nationally recognized overnight courier service; (d) five (5) business days after mailing if sent by certified or registered mail; or (e) actual receipt by the party to whom such notice is required to be given if delivered by hand.  The address for such notices and communications shall be as follows:

If to the Life Sciences Lenders:

c/o Signet Healthcare Partners, G.P.
Carnegie Hall Towers
152 West 57th Street, 19th Floor
New York, NY 10019
Telephone No.: (212) 419-3906
Facsimile No.: (212) 419-3956
Attn.:  James C. Gale, Managing Director

with a copy to:

Bingham McCutchen LLP 399 Park Avenue New York, New York 10022 Telephone No.: (212) 705-7492 Facsimile No.: (212) 702-3631 Attn: Shon E. Glusky, Esq.

If to Pinnacle:	Pinnacle Mountain Partners LLC 206 Pinnacle Road Lyndeborough, New Hampshire 03082 Telephone No.: (603) 654-2790 Facsimile No.: (603) 654-2100 Attn: Jane E. Hager, President

with a copy to:

Rath, Young and Pignatelli, P.C. One Capital Plaza Concord, New Hampshire 03302-1500 Telephone No.: (603) 226-2600 Facsimile No.: (603) 226-2700 Attn: Sherilyn Burnett Young, Esq.

If to Borrower:	IGI Laboratories, Inc. 105 Lincoln Avenue Buena, New Jersey 08310 Telephone No.: (856) 697-1441 Facsimile No.: (856) 697-1001 Attn.: Chief Executive Officer

with a copy to:

Pepper Hamilton LLP 3000 Two Logan Square Philadelphia, Pennsylvania 19103 Telephone: (215) 981-4193 Facsimile: (215) 981-4750 Attention: Brian M. Katz, Esq.

12.

Waivers.  This Agreement is effective notwithstanding any defect in the validity or enforceability of any instrument or document evidencing any of the Pinnacle Debt or the Life Sciences Debt.  Except as otherwise set forth in this Agreement, presentment, demand, protest and notice of protest or dishonor, diligence and marshaling in collecting any of the Pinnacle Debt or the Life Sciences Debt are each hereby waived by each Life Sciences Lender, Pinnacle and Borrower (as applicable).  Notice of acceptance of this Agreement by Pinnacle and/or the Life Sciences Lenders is hereby waived by each Life Sciences Lender, Pinnacle and Borrower (as applicable).

13.

Amendments, Etc.  No amendment, modification or waiver shall be deemed to be made or consented to by Pinnacle or the Life Sciences Lenders of any of their respective rights hereunder unless the same shall be in writing and signed by Pinnacle or the Life Sciences Lenders, as applicable.  Each such waiver, if any, shall be a waiver only with respect to the specific matters to which the waiver relates and shall in no way impair the rights of Pinnacle or the Life Sciences Lenders, as applicable, or the obligations of Pinnacle and Borrower to the Life Sciences Lenders, or vice-versa, as applicable, in any other respect at any time.

14.

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Borrower, Pinnacle and the Life Sciences Lenders (as the case may be) and their respective successors and assigns; provided, however, that Borrower may not assign or otherwise transfer any of its obligations hereunder and any such attempted assignment or other transfer shall be null and void; provided, further, that (a) the Life Sciences Lenders may from time to time, pursuant to the terms of the Life Sciences Notes, and without affecting the validity or enforceability of this Agreement, assign or transfer any or all of the Life Sciences Debt or any interest therein and every immediate and successive assignee or transferee of any Life Sciences Debt or any interest therein shall, to the extent of the interest of such assignee or transferee in the Life Sciences Debt, be bound by the obligations and entitled to the benefits of this Agreement with the same effect as if such assignee was an original signatory hereto; it being understood and agreed, however, that no such assignment shall be effective unless the assignee thereof shall have agreed, by written instrument executed and delivered to Pinnacle, to be bound by all of the terms and conditions of this Agreement as if such assignee was an original signatory hereto; and (b) Pinnacle may from time to time with the prior written consent of the Life Sciences Lenders, and without affecting the validity or enforceability of this Agreement, assign or transfer any or all of the Pinnacle Debt as provided in the Pinnacle Debt Documents, any interest therein or any judgment lien or award with respect thereto and every immediate and successive assignee or transferee of any Pinnacle Debt, any interest therein or any judgment lien or award with respect thereto shall be bound by the obligations and entitled to the benefits of this Agreement with the same effect as if such assignee was an original signatory hereto; it being understood and agreed, however, that no such assignment shall be effective unless (i) the Life Sciences Lenders have received prior written notice of such assignment or transfer and consented in writing thereto, and (ii) the assignee thereof shall have agreed, by written instrument executed and delivered to the Life Sciences Lenders, to be bound by all of the terms and conditions of this Agreement as if such assignee was an original signatory hereto.

15.

Reliance by the Parties.  Each of the Life Sciences Lenders and Pinnacle, by their acceptance hereof, acknowledge and agree that the foregoing terms and provisions are, and are intended to be an inducement and a consideration to the Life Sciences Lenders and Pinnacle to establish and continue to hold the Life Sciences Debt and the Pinnacle Debt (as applicable).

16.

Integration and Severability.  This Agreement embodies the entire agreement and understanding among the Life Sciences Lenders, Pinnacle and Borrower relating to the subject matter hereof, and supersedes all prior agreements and understandings relating to the subject matter hereof.  In case any one or more of the obligations of Borrower, Pinnacle and/or the Life Sciences Lenders under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of Pinnacle, the Life Sciences Lenders and Borrower shall not in any way be affected or impaired thereby, and such invalidity, illegality or enforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of Pinnacle, the Life Sciences Lenders and Borrower under this Agreement in any other jurisdiction.

17.

Governing Law, Consent to Jurisdiction; Definitions.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the internal Laws of the State of Delaware, without giving effect to principles of conflicts of law.  Each of the parties hereto (a) submits to the jurisdiction of any state or federal court sitting in Delaware in any action or proceeding arising out of or relating to this Agreement; (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court; (c) waives any claim of inconvenient forum or other challenge to venue in such court; and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.  Each Party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 11, provided that nothing in this Section 17 shall affect the right of a party to serve such summons, complaint or other initial pleading in any other manner permitted by law.  Unless otherwise defined herein or in the Life Sciences Loan Agreement, terms used in the Uniform Commercial Code in effect from time to time in the State of Delaware are used herein as therein defined on the date hereof.  The headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify any of the terms or provisions hereof.

18.

Waiver of Jury Trial.  Pinnacle, each Life Sciences Lender and Borrower, after consulting or having had the opportunity to consult with counsel, each knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or arising out of this Agreement or any related instrument or agreement or any of the transactions contemplated by this Agreement or any course of conduct, dealing, statements (whether oral or written) or actions of any of them.  None of Pinnacle, the Life Sciences Lenders or Borrower shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.  These provisions shall not be deemed to have been modified in any respect or relinquished by Pinnacle, the Life Sciences Lenders or Borrower, except by a written instrument executed by all of them.

19.

Counterparts.  This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their officers thereunto duly authorized as of the date first written above.

LIFE SCIENCES LENDERS:

LIFE SCIENCES OPPORTUNITIES FUND II, L.P., a Delaware limited partnership

By:	Signet Healthcare Partners, G.P., its General Partner

By:	/s/ James C. Gale
Name:	James C. Gale
Title:	Managing Partner

LIFE SCIENCES OPPORTUNITIES FUND (INSTITUTIONAL) II, L.P., a Delaware limited partnership

By:	Signet Healthcare Partners, G.P., its General Partner

By:	/s/ James C. Gale
Name:	James C. Gale
Title:	Managing Partner

PINNACLE

PINNACLE MOUNTAIN PARTNERS LLC, a New Hampshire limited liability company

By:	/s/ Jane E. Hager
Name:	Jane E. Hager
Title:	Pres./Manager

[Signature Page to the Intercreditor Agreement]

BORROWER:

IGI LABORATORIES, INC., a Delaware corporation

By:	/s/ Rajiv Mathur
Name:	Rajiv Mathur
Title:	President & CEO

[Signature Page to the Intercreditor Agreement]